Exhibit 35
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                       COUNTRYWIDE HOME LOANS SERVICING LP


                              OFFICERS' CERTIFICATE
                     ANNUAL STATEMENT OF THE MASTER SERVICER


                                   CWABS, INC.
                 CWABS ASSET-BACKED CERTIFICATES TRUST 2007-BC1
                   ASSET-BACKED CERTIFICATES, SERIES 2007-BC1


      The undersigned does hereby certify that the undersigned is an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Master Servicer"), and does hereby further certify pursuant to Section
3.17 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under my supervision; and

(ii) To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.




/s/ Craig Baingo                                          Dated: March 14, 2008
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Craig Baingo
Executive Vice President, Finance